UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
FX Real Estate and Entertainment Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-4612924

(State of Incorporation or organization)	(I.R.S. Employer Identification no.)

650 Madison Avenue, New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-145672
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the common stock, $0.01 par value per share (the “Common Stock”), of FX Real Estate and Entertainment Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-145672), initially filed with the Securities and Exchange Commission on August 24, 2007, as amended from time to time (the “Registration Statement”), and is incorporated herein by reference. In addition, a description of the Common Stock is included in the prospectus filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, relating to the Registration Statement, and such prospectus is incorporated herein by reference.
Item 2. Exhibits.
     Under the Instruction as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FX Real Estate and Entertainment Inc.
Date: January 3, 2008	By:	/s/ Mitchell J. Nelson
Mitchell J. Nelson
Executive Vice President

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